Exhibit 2.24

APNS: 162-28-101-002 and 162-28-102-001

PREPARED BY AND UPON

RECORDATION RETURN TO:

Paul, Hastings, Janofsky & Walker LLP

515 South Flower Street, 25th Floor

Los Angeles, California 90071

Attention:  John F. Hilson, Esq.

SUBORDINATION AND ATTORNMENT AGREEMENT AND ESTOPPEL
CERTIFICATE

WELLS FARGO FOOTHILL, INC.,

in its capacity as the arranger and administrative agent, its successors and assigns, as its interests may appear;

and

EASTERN & WESTERN HOTEL CORPORATION, as tenant,

and

155 EAST TROPICANA, LLC, as landlord

Dated:	March 29, 2005
Location:	115 & 155 East Tropicana Avenue
County:	Clark
State:	Nevada

SUBORDINATION AND

ATTORNMENT AGREEMENT AND ESTOPPEL CERTIFICATE

THIS SUBORDINATION AND ATTORNMENT AGREEMENT AND ESTOPPEL CERTIFICATE (this “Agreement”), made this 29th day of March, 2005, by and among WELLS FARGO FOOTHILL, INC., a California corporation, in its capacity as the arranger and administrative agent, its successors and assigns, as its interests may appear (“Agent”), EASTERN & WESTERN HOTEL CORPORATION, a Nevada corporation (“Tenant”), and 155 EAST TROPICANA, LLC, a Nevada limited liability company (“Landlord”).

W I T N E S S E T H:

WHEREAS, Landlord owns certain real and personal property located in the County of Clark, State of Nevada.  Landlord and Tenant have entered into that certain (i) Amended and Restated Hotel Lease dated as of March 9, 2005 (the “Hotel Lease”) relating to the real property, as more particularly described in Exhibit A-1, attached hereto and by this reference made a part hereof and all improvements located thereon (“Hotel Property”), and (ii) Amended and Restated Casino Lease dated as of March 9, 2005 (the “Casino Lease”, and together with the Hotel Lease, collectively, the “Leases”) relating to the real property, as more particularly described in Exhibit A-2, attached hereto and by this reference made a part hereof and all improvements located thereon (“Casino Property” and together with the Hotel Property, collectively, the “Property”).  The Tenant’s right, title and interest in and to the Property, irrespective of whether pursuant to the Leases, by contract, as a possessory interest, at law, in equity or otherwise, together with any and all rights, title, interests, estates, remedies, options, liens and charges created under the Leases or otherwise in favor of Tenant with respect to the Property is referred to herein as the “Junior Tenancy Interest”;

WHEREAS, pursuant to the terms of that certain Credit Agreement dated as of the date hereof, by and among Landlord, each of Landlord’s subsidiaries identified on the signature pages thereof (and together with Landlord, collectively, the “Borrowers”), the lenders signatory thereto, and Agent (as amended, supplemented or otherwise modified heretofore or hereinafter from time to time, the “Credit Agreement”), Agent and the Lender Group (as defined in the Credit Agreement) have agreed to make a $15,000,000.00 revolving mortgage loan to Borrowers (the “Loan”).  The Loan is secured, in part, by (i) a first priority Fee Deed of Trust, Fixture Filing with Assignment of Rents and Leases, and Security Agreement, and (ii) a first priority Leasehold Deed of Trust, Fixture Filing with Assignment of Rents and Leases, and Security Agreement (collectively, the “Security Instruments”).  The Credit Agreement, the Security Instruments and all other instruments, agreements and documents given or to be given by Borrowers to Agent or the Lender Group (or for the benefit of Lender Group) securing, guarantying or otherwise evidencing the Loan, as the same may be hereafter amended, renewed, modified, consolidated, replaced, refinanced, substituted and extended, from time to time whether by the same or a different Agent or Lender Group, are hereinafter collectively referred to as the “Loan Documents”.  The right, title and interest of the Agent, on behalf of itself and/or the Lender Group, together with the right, title and interest of any successor, assignee, replacement or refinancing Agent or lender, or other transferee of Agent or the Lender Group, in and to the Property, whether under the Credit Agreement, the Security Instruments, the other Loan Documents, by other contract, at law, in equity or otherwise is referred to herein as the “Senior Secured Interest” and such Senior Secured Interest includes any and all renewals, modifications, consolidations, replacements, extensions, transfers and assignments thereof (collectively, “Modifications” and, each individually, a “Modification”) with the same force and effect as if the Security Instruments and all Modifications had been executed, delivered and recorded prior to the execution and delivery of the Leases or the possession of the Property by the Tenant;

WHEREAS, Landlord is a Borrower and Tenant, as an affiliate of Landlord, will benefit from the making of the Loan; and

WHEREAS, as a condition precedent to making the Loan, Agent has required that the Landlord and Tenant execute and deliver this Agreement.

All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Credit Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Leases to the contrary, subject to compliance with applicable Nevada gaming laws, the parties hereby agree as follows:

1.                                       Notwithstanding the order, time or manner of grant, attachment, possession, perfection, filing or recordation of any document or instrument, or other method of obtaining or perfecting any right, title or interest in favor of either Agent or Tenant in all or any portion of the Property, and notwithstanding any conflicting terms or conditions which may be contained in any of the Loan Documents, the Tenant and the Agent hereby agree that (a) the Junior Tenancy Interest has been and hereby is subordinated and made junior in ranking and priority and subject to the Senior Secured Interest; and (b) the Senior Secured Interest shall be and hereby is made senior in ranking and priority and superior to the Junior Tenancy Interest.  The Tenant acknowledges and agrees, for and on behalf of itself, its affiliates, successors, assigns, agents and transferees, that the Loan Documents may be amended, waived, terminated, assigned, restated, or modified in any and every respect whatsoever (including, without limitation, increasing the amount of the Commitments, the interest rate, the fees or other amounts due thereunder) at any time and from time to time without notice to or the consent of Tenant, all without affecting the priorities and privileges afforded to the Agent and the Lender Group hereunder.  The Tenant hereby covenants and agrees that the Leases, together with all rights, options, purchase options, liens or charges now or hereafter created thereby, are and will continue to be junior, subject and subordinate in all respects to the Senior Secured Interest in all respects (including all Modifications thereof).

2.                                       In furtherance of the lien priority established pursuant to Section 1 of this Agreement, Tenant hereby agrees that upon the occurrence of an Event of Default entitling Agent or any other person to exercise remedies in connection with the Senior Secured Interest and, unless Agent gives a written notice of its intent to continue the Junior Tenancy Interest (the “Continuation Notice”) prior to a foreclosure, release, sale or transfer of all or any portion of the Senior Secured Interest in all or any portion of the Property, then the foreclosure by Agent (or a successor, assignee, agent or transferee of Agent), sale or other transfer of the Property to Agent or to any other person shall terminate the Junior Tenancy Interest, including all of Tenant’s right, title and interest in or to the Property whether under the Leases or otherwise.  Absent a Continuation Notice,  all such Leases shall, without any further action by any person, be terminated, be deemed expired by their own terms and be of no further force or effect with respect to the Property, the Junior Tenancy Interest shall be deemed extinguished without any further act or notice by. Agent, the Lender Group or the holder of any Senior Secured Interest and the Tenant agrees to immediately vacate the Property, leaving it in its original condition, ordinary wear and tear excepted.  If Agent or any other subsequent purchaser of the Property shall become the owner of Landlord’s interest in the Property by reason of the foreclosure of the Security Instruments (and any Modifications thereof) or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Senior Secured Interest (Agent or such other purchaser being hereinafter referred as “Purchaser”), and such Purchaser shall have delivered a Continuation Notice in connection with its acquisition of the Property, then the Lease or Leases specified in such Continuation Notice shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in such Lease.  In the event that a Continuation Notice is delivered, Tenant agrees to attorn to Purchaser as the landlord under such Lease, provided, however, that Purchaser shall not be (a) liable for the failure of any prior landlord (any such prior landlord, including Landlord and any successor landlord, being hereinafter referred to as a “Prior Landlord”) to perform any of its obligations under such Lease which have accrued prior to the date on which Purchaser shall become the owner of Landlord’s interest in the Lease, provided that the foregoing shall not limit Purchaser’s obligations under such Lease to correct any conditions of a continuing nature that (i) existed as of the date Purchaser shall become the owner of Landlord’s interest in the Property and (ii) violate Purchaser’s obligations as Landlord under such Lease; provided further, however, that Purchaser shall have received written notice of such omissions, conditions or violations and has had a reasonable opportunity to cure the same, all pursuant to the terms and conditions of Section 3 of this Agreement; (b) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of Landlord’s interest in the Lease; (c) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment shall have been expressly approved of by Purchaser; (d) bound by any agreement terminating such Lease, reducing the rent or term, modifying the commencement date or amending or modifying in a manner adverse to Purchaser any other material term of the Leases, or any voluntary surrender of the Property demised under such Lease, made without Agent’s prior written consent; or (e) bound by any assignment of such Lease or sublease of the Property, or any portion thereof, made prior to the time Purchaser succeeded to Landlord’s interest in the Lease.  Alternatively, upon the written request of Purchaser, Tenant shall enter into a new lease of the Property with Purchaser for the then remaining term of such Lease, upon the same terms and conditions as contained in such Lease, except as otherwise specifically provided in this Agreement.

3.                                       So long as the Loan remains outstanding, Tenant will mail or deliver to Agent, at the addresses and in the manner hereinbelow provided, a copy of all notices required to be given (or that are otherwise given) to Landlord by Tenant under and pursuant to the terms and provisions of the Leases.  Tenant shall notify Agent of any default by Landlord under any of the Leases and agrees that, notwithstanding any provisions of the Leases to the contrary, no notice of termination thereof or of an abatement of rent shall be effective unless Agent shall have received notice of default giving rise to such termination or abatement of rent and (i) in the case of any such default that can be cured by the payment of money, until forty-five (45) days shall have elapsed following the giving of such notice or (ii) in the case of any other such default, until a reasonable period for remedying such default shall have elapsed following the giving of such notice and following the time when Agent shall have become entitled under the Security Instruments and all Modifications to remedy the same, including such time as may be necessary to acquire possession of the Property if possession is necessary to effect such cure, provided Agent, with reasonable diligence, shall (a) pursue such remedies as are available to it under the Security Instruments and all Modifications so as to be able to remedy the default, and (b) thereafter shall have commenced and continued to remedy such default or cause the same to be remedied, but in no event shall such period of time exceed one hundred twenty (120) days.  Notwithstanding the foregoing, Agent shall have no obligation to cure any such default.

4.                                       Tenant and Landlord acknowledge that each has executed and delivered the Security Instruments (which include assignments of the Leases as additional security for the Loan, and Tenant hereby expressly consents to such assignment) and delivered the Security Instruments to Agent.

5.             Landlord and Tenant hereby certify to Agent that (a) each of the Leases has been duly executed and delivered by Landlord and Tenant, and are in full force and effect; (b) the Leases are a complete statement of the agreement between Landlord and Tenant with respect to the leasing of the Property, and the Leases have not been modified or amended; (c) no party to the Leases is in default thereunder; (d) no rent or other amounts due under the Leases have been paid more than thirty (30) days in advance of its due date nor will Tenant prepay any further rent or charges under the Leases to Landlord for more than thirty (30) days in advance; and (e) Tenant, as of this date, has no charge, lien or claim of offset under any of the Leases, or otherwise, against the rents or other charges due or to become due thereunder; and (f) the Leases contain no options or rights of first refusal to purchase the Property or any part thereof and Tenant has accepted possession of the Property.  For so long as the Loan remains outstanding, neither Landlord nor Tenant shall, without obtaining the prior written consent of Agent, (i) enter into any agreement terminating any of the Leases, reducing the rent or term, modifying the commencement date or amending or modifying in a manner adverse to Agent or Purchaser any other material terms of any of the Leases, (ii) prepay or accept prepayment of any of the rents, additional rents or other sums due under any of the Leases for more than thirty (30) days in advance of the due dates thereof, (iii) voluntarily surrender or accept the surrender of the premises demised under any of the Leases or terminate any of the Leases without cause or shorten the term thereof, or (iv) assign any of the Leases or sublet the premises demised under any of the Leases or any part thereof or consent thereto; and any such amendment, modification, termination, prepayment, voluntarily surrender, assignment or subletting, without Agent’s prior written consent, shall not be binding upon Agent.  Landlord agrees that it shall not put a landlord lien or other lien on the Property without Agent’s prior written consent.   Tenant agrees that it shall not put a lien on the Property or the leasehold estate created by the Leases without Agent’s prior written consent, except as otherwise permitted in the Loan Documents.

6.                                       Unless and except as otherwise specifically provided herein, any and all notices, elections, approvals, consents, demands, requests and responses thereto (“Communications”) permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon the earlier of receipt thereof or deposit thereof in the United States mail, postage prepaid, certified with return receipt requested, to the other party at the address of such other party set forth hereinbelow or at such other address as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any Communication must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective with respect to Communications sent prior to the time of receipt thereof.  Receipt of Communications hereunder shall occur upon actual delivery (whether by mail, telecopy transmission, messenger, courier service, or otherwise) to an individual party or to an officer or general or limited partner or member of a party or to any agent or employee of such party at the address of such party set forth hereinbelow, subject to change as provided hereinabove.  An attempted delivery in accordance with the foregoing, acceptance of which is refused or rejected, shall be deemed to be and shall constitute receipt; and an attempted delivery in accordance with the foregoing by mail, messenger, or courier service (whichever is chosen by the sender) which is not completed because of changed address of which no notice was received by the sender in accordance with this provision prior to the sending of the Communication shall also be deemed to be and constitute receipt.  Any Communication, if given to Agent, must be addressed as follows, subject to change as provided hereinabove:

Wells Fargo Foothill, Inc.

2450 Colorado Avenue

Suite 3000 West

Santa Monica, California 90404

Attn: Business Finance Division Manager

with copies to:

Paul, Hastings, Janofsky & Walker LLP
515 S. Flower Street, 25th Floor
Los Angeles, California 90071
Attn:                    John F. Hilson, Esq.

and, if given to Tenant, must be addressed as follows, subject to change as provided above:

Eastern & Western Hotel Corporation

115 East Tropicana Avenue

Las Vegas, Nevada 89109

Attn: Michael Hessling

and, if given to Landlord, must be addressed as follows, subject to change as provided above:

155 East Tropicana, LLC
c/o 107 Hampton Road, Suite 200
Clearwater, Florida 33759
Attn:  Neil Kiefer

with copies to:

Kummer Kaempfer Bonner & Renshaw

3800 Howard Hughes Parkway, Seventh Floor

Las Vegas, Nevada 89109

Attention: Sherwood Cook

7.                                       This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns.

8.                                       In the event any term or condition of this Agreement conflict or are inconsistent with any terms and conditions of any of the Leases, this Agreement shall control.

9.                                       This Agreement may be executed in multiple counterparts, and the signatures of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart, all of which shall constitute one Agreement and shall be deemed an original.

10.                                 Landlord and Tenant hereby acknowledge and agree that Agent, Lender Group and their respective successors and assigns, are relying on the provisions of this Agreement and the representations and warranties contained herein in entering into the Credit Agreement and making of the Loan.

11.                                 THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES

HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AND TO THE EXTENT THAT MANDATORY LAWS OF THE STATE OF NEVADA REQUIRE THE LAWS OF THAT STATE TO GOVERN THE ENFORCEABILITY OF OR REMEDIES UNDER THIS AGREEMENT.

12.                                 THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  THE PARTIES HERETO WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

13.                                 THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  THE PARTIES HERETO REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

AGENT:

WELLS FARGO FOOTHILL, INC.,
a California corporation

By:	/s/ Jim Farner
	Name:	Jim Farner
	Title:	Senior Vice President

TENANT:

EASTERN & WESTERN HOTEL CORPORATION, a Nevada corporation

By:	/s/ Michael J. Hessling
	Name:	Michael J. Hessling
	Title:	Executive Vice President and Assistant Secretary

LANDLORD:

155 EAST TROPICANA, LLC,
a Nevada limited liability company

By:	/s/ Neil G. Kiefer
Neil G. Kiefer
Its: Chief Executive Officer

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
) ss.
COUNTY OF LOS ANGELES	)

On March	25	, 2005, before me,	Karla Gorgij, Notary Public	,
	Date		Name and Title of Officer (e.g., Jane Doe, Notary Public)

personally appeared			Jim Farner	,
			Name(s) of Signer(s)

☒                                    personally known to me

☐                                    proved to me on the basis of satisfactory evidence

to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity on behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Karla Gorgij
Signature of Notary Public

(SEAL)

ACKNOWLEDGMENT

STATE OF NEVADA	)
) ss.
COUNTY OF CLARK	)

This instrument was acknowledged before me on March 26, 2005 by MICHAEL J. HESSLING as EXECUTIVE VICE PRESIDENT AND ASSISTANCE SECRETARY of EASTERN & WESTERN HOTEL CORPORATION.

/s/ Saundra Jackson
NOTARY PUBLIC

My commission expires:	4/21/07

[SEAL]

ACKNOWLEDGMENT

STATE OF FLORIDA	)
) ss.
COUNTY OF PINELLAS	)

This instrument was acknowledged before me on March 25, 2005 by NEIL G. KEIFER as CHIEF EXECUTIVE OFFICER of 155 EAST TROPICANA, LLC.

/s/ Lucille Grinnell
NOTARY PUBLIC

My commission expires:	August 29, 2008

[SEAL]

EXHIBIT A-1

Hotel Property

PARCEL I:

That portion of the West Half (W 1/2) of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of Section 28, Township 21 South, Range 51 East, M.D.M., described as follows:

COMMENCING at the North Quarter (N 1/4) corner of said Section 28;

THENCE South 89’50’14” west, along the North line of the Northwest Quarter (NW 1/4) of said Section 28, a distance of 1,318.16 feet to a point;

THENCE South 02’54’50” East, a distance of 101.41 feet to a point on the South right of way line of Tropicana Avenue (100 feet wide) said point also being the Northwest (NW) corner of Tropicana Park, as shown by map thereof on file in Book 8 of Plats, Page 37 and reverted to acreage by map thereon on file in Book 15 of Plats, Page 11, Clark County Records said point being the TRUE POINT OF BEGINNING;

THENCE North 87’11’36” East, along said South right of way line, a distance of 452.59 feet to a point of tangency of a curve concave to the Southwest and having a radius of 15.00 feet;

THENCE along said curve through a central angle of 89’50’04” an arc length of 23.52 feet to a point on the Westerly right of way line of Scott Street, as shown on said plats;

THENCE South 02’58’20” East, along said right of way line, a distance of 631.04 feet to a point on the centerline of Mona Avenue, as shown on the aforementioned plat of Tropicana Park;

THENCE South 87’01’40” West, along said centerline, and the Westerly extension thereof, a distance of 468.21 feet to a point on the West line of said Tropicana Park;

THENCE North 02’54’50” West, along said line to the TRUE POINT OF BEGINNING.

EXCEPTING THEREFROM that portion of said land conveyed to the State of Nevada by deed recorded June 23, 1999 in Book 990623, Doc/Inst. No. 02544, Official Records, Clark County, Nevada.

PARCEL II:

(Hotel San Remo Convention Center)

The Easterly 150 feet of the West Half (W 1/2) of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of Section 28, Township 21 South, Range 61 East, M.D.M.

EXCEPT the portion thereof conveyed to the State of Nevada by Deed recorded May 29, 1959 as Document No. 162200 of Official Records, Clark County, Nevada Records.

FURTHER EXCEPTING the interest in the South 30 feet and the West 20 feet conveyed to Clark County for roads, utilities and other public and incidental purposes by Deed recorded September 13, 1971 as Document No. 128706.

FURTHER EXCEPTING that portion of said land conveyed to Ben Hur Hotel, Inc. described as follows:

COMMENCING at the Southeast (SE) corner of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of said Section 28;

THENCE North 88’43’17” West along the South line thereof a distance of 658.98 feet to the Southwest (SW) corner of the East Half (E 1/2) of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of Section 28, said point being the TRUE POINT OF BEGINNING;

THENCE continuing North 88’43’17” West a distance of 148.90 feet to the Southeast (SE) corner of the Tropicana Park Subdivision as shown in Book 8 of Plats, Page 37, Clark County Records, Nevada; thence North 00’26’17” West along the East line of said Tropicana Park a distance of 571.77 feet;

THENCE North 89’38’50” East a distance of 149.91 feet to a point in the West line of the East Half (E 1/2) of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of Section 28;

THENCE South 00’19’51” East a distance of 576.01 feet to the TRUE POINT OF BEGINNING.

FURTHER EXCEPTING that certain spandrel area conveyed to Clark County for road purposes by Deed recorded May 4, 1987 as Document No. 870504/00953 and re-recorded May 20, 1987 as Document No. 870520/00620 of Official Records.

EXHIBIT A-2

Casino Property

PARCEL I:

That portion of the West Half (W 1/2) of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of Section 28, Township 21 South, Range 51 East, M.D.M., described as follows:

COMMENCING at the North Quarter (N 1/4) corner of said Section 28;

THENCE South 89’50’14” west, along the North line of the Northwest Quarter (NW 1/4) of said Section 28, a distance of 1,318.16 feet to a point;

THENCE South 02’54’50” East, a distance of 101.41 feet to a point on the South right of way line of Tropicana Avenue (100 feet wide) said point also being the Northwest (NW) corner of Tropicana Park, as shown by map thereof on file in Book 8 of Plats, Page 37 and reverted to acreage by map thereon on file in Book 15 of Plats, Page 11, Clark County Records said point being the TRUE POINT OF BEGINNING;

THENCE North 87’11’36” East, along said South right of way line, a distance of 452.59 feet to a point of tangency of a curve concave to the Southwest and having a radius of 15.00 feet;

THENCE along said curve through a central angle of 89’50’04” an arc length of 23.52 feet to a point on the Westerly right of way line of Scott Street, as shown on said plats;

THENCE South 02’58’20” East, along said right of way line, a distance of 631.04 feet to a point on the centerline of Mona Avenue, as shown on the aforementioned plat of Tropicana Park;

THENCE South 87’01’40” West, along said centerline, and the Westerly extension thereof, a distance of 468.21 feet to a point on the West line of said Tropicana Park;

THENCE North 02’54’50” West, along said line to the TRUE POINT OF BEGINNING.

EXCEPTING THEREFROM that portion of said land conveyed to the State of Nevada by deed recorded June 23, 1999 in Book 990623, Doc/Inst. No. 02544, Official Records, Clark County, Nevada.